SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K



                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported)
                                February 16, 2000




                         PEEKSKILL FINANCIAL CORPORATION
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             (Exact name of Registrant as specified in its Charter)




          Delaware                   0-27178                13-3858258
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       (State or other       (Commission File No.)      (IRS Employer
        jurisdiction of                                  Identification
        incorporation)                                   Number)




         1019 Park Street, Peekskill, New York                    10566
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              (Address of principal executive offices) (Zip Code)



       Registrant's telephone number, including area code: (914) 737-2777
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                                       N/A
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          (Former name or former address, if changed since last report)



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Item 5.           Other Events
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         On February 16, 2000 Sound Federal  Bancorp ("Sound  Federal")  entered into an Agreement and Plan of Merger (the "Agreement") with Peekskill Financial Corporation (the "Registrant"). Under the terms of the Agreement, the Registrant will be merged into a subsidiary of Sound Federal, all shares of the Registrant will be cancelled, and Sound Federal will pay $22.00 per share in cash for each of the 1,762,228 outstanding shares of the Registrant's common stock. Each option to purchase the Registrant's common stock shall be converted into the right to receive in cash an amount equal to the difference (if a positive number) between $22.00 and the exercise price of the option.

         As a result of the merger, First Federal Savings Bank will merge into Sound Federal Savings and Loan Association, the wholly-owned subsidiary of Sound Federal, and the Registrant's main office and two branch locations will become branch offices of Sound Federal Savings and Loan Association. The aggregate purchase price for the transaction (including cash payments for the cancellation of options) is approximately $41.7 million. The transaction will be accounted for using the purchase method of accounting.

         In connection with the execution of the Agreement, Sound Federal and the Registrant entered into a Stock Option Agreement, dated as of February 16, 2000, pursuant to which the Registrant granted Sound Federal an option to purchase, subject to certain terms and conditions contained therein, up to an aggregate of 19.9% of the outstanding shares of the Registrant's common stock. The option was granted as an inducement to Sound Federal's willingness to enter into the Agreement. A copy of the Stock Option Agreement is attached hereto as
Exhibit 2.2 and is incorporated herein by reference.

         Consummation of the merger is subject to approval by Peekskill's shareholders and the receipt of all required regulatory approvals. It is anticipated that the transaction will be completed by the end of the third quarter of the year 2000. At December 31, 1999, the Registrant had total assets of $212.7 million and total deposits of $152.7 million.

Item 7.      Financial Statements, Pro Forma Financial Information, and Exhibits
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       The following Exhibits are filed as part of this report:

Exhibit No.  Description
-----------  -----------

2.1 Agreement and Plan of Merger by and Between Sound Federal Bancorp, Sound Federal Savings and Loan Association and Peekskill Financial Corporation Dated as of February 16, 2000

2.2          Stock Option Agreement

99.1         Press Release of Peekskill Financial Corporation




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



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                   PEEKSKILL FINANCIAL CORPORATION



DATE: February 29, 2000            By: /S/ William J. LaCalamito
                                       -------------------------
                                       William J. LaCalamito
                                       President and Chief Financial Officer


































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


                                  EXHIBIT INDEX

The following Exhibits are filed as part of this report:

Exhibit No.    Description
-----------    -----------

2.1 Agreement and Plan of Merger by and Between Sound Federal Bancorp, Sound Federal Savings and Loan Association and Peekskill Financial Corporation Dated as of February 16, 2000

2.2            Stock Option Agreement

99.1           Press Release of Peekskill Financial Corporation











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